Exhibit 10(h)(ii)

Annual Grant Form

STOCK OPTION CERTIFICATE
for Stock Option Grant
Under the Viacom Inc.
2000 Stock Option Plan for Outside Directors
(As Amended and Restated as of June 14, 2005)

        This STOCK OPTION CERTIFICATE sets forth the terms of the [Date of Grant] grant of a stock option to [Name of Director] (the "Director") by Viacom Inc., a Delaware corporation (the "Company"), under the Viacom Inc. 2000 Stock Option Plan for Outside Directors, as amended and restated as of June 14, 2005 (the "Plan").

WITNESSETH:

        WHEREAS, the Company has adopted the Plan for the purpose of obtaining and retaining the services of qualified persons who are not employees of the Company or its subsidiaries to serve as directors and to induce them to make a maximum contribution to the success of the Company and its subsidiaries; and

        WHEREAS, the Plan provides for the automatic grant on an annual basis on each January 31st of a non-qualified option for 4,000 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), to each person (i) who is a member of the Board on the date of grant, and (ii) who is not an employee of the Company or any of its subsidiaries (an "Outside Director") ; and

        WHEREAS, the Director is an Outside Director eligible for an automatic grant under the terms and conditions of the Plan.

TERMS OF STOCK OPTIONS

        1.     Grant of Stock Option. Subject to the terms and conditions contained in this Certificate and in the Plan, the terms of which are incorporated herein by reference, the Company hereby grants to the Director, effective as of [Date of Grant] (the "Date of Grant"), the option (the "Stock Option") for 4,000 shares of Class B Common Stock at an exercise price of $[Exercise Price] for each share (the "Exercise Price"), which is equal to the Fair Market Value (as defined below) of a share of Class B Common Stock on the Date of Grant. The "Fair Market Value" of a share of Class B Common Stock on a given date shall be the closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by the The Wall Street Journal (Northeast edition) as the 4:00 p.m. (New York time) closing price or as reported by any other authoritative source selected by the Company. The Stock Option is not intended to be, or qualify as, an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        2.     Vesting; Exercise. The Stock Option shall vest in three equal installments, on the first, second and third anniversaries of the Date of Grant. The Stock Option may be exercised until the tenth anniversary of the Date of Grant (the "Expiration Date"). In the event that (i) the services of the Director as a director of the Company terminate for any reason other than for death or permanent disability, the Director may exercise the Stock Option, to the extent it was vested on such termination date, until the earlier of the first anniversary of such termination date or the Expiration Date, (ii) the Director dies while serving as a director, it may be exercised, to the extent it was vested on the date of death, by the person who acquired the right to exercise the Stock Option by will or the laws of descent and distribution until the earlier of the first anniversary of the date of death or the Expiration Date, and (iii) the services of the Director as a director of the Company terminate by reason of permanent disability, the Director may exercise the Stock Option, to the extent it was vested when his or her services terminated, until the earlier of the first anniversary of such termination or the Expiration Date. Upon the occurrence of an event described in clauses (i), (ii) or (iii), if the Stock Option was not fully vested on the date of such event, the portion that was not vested will be relinquished.

        3.     Method of Exercise. The Director may exercise the Stock Option, to the extent vested, at one time or in part (provided that the Stock Option must be exercised in a minimum increment of 500 shares or in its entirety if less than 500 shares) by written notice to the Administrator, Long-Term Incentive Plans, Viacom Inc., 1515 Broadway, New York, New York 10036, or to such agent(s) for the Company ("Agent") as the Company may from time to time specify, in such manner and at such address as may be specified from time to time by the Company. If exercised in part, the Stock Option shall remain exercisable as to any remaining underlying shares for the remainder of the period set forth in paragraph 2. Such notice shall (i) state the number of shares to be purchased pursuant to the Stock Option, and (ii) be signed (or otherwise authorized in a manner acceptable to the Company) by the person or persons so exercising the Stock Option and, in the event the Stock Option is being exercised by any person or persons other than the Director, accompanied by proof satisfactory to the Company's counsel of the right of such person or persons to exercise the Stock Option. Full payment of the aggregate Exercise Price, which shall be determined by multiplying the number of shares of Class B Common Stock to be acquired upon exercise of the Stock Option by the Exercise Price, shall be made on or before the settlement date for such shares of Class B Common Stock. Such Exercise Price shall be paid in cash. Upon satisfaction of the foregoing conditions, the Company shall deliver (or cause to be delivered) a certificate or certificates for the shares of Class B Common Stock issued pursuant to the exercise of the Stock Option to the Director. Information concerning any Agent and its address may by obtained by contacting the Administrator, Long-Term Incentive Plans.

        4.     Effect of Certain Corporate Changes. In the event of any merger, consolidation, stock split, dividend, distribution, combination, recapitalization or reclassification that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Board shall make such proportionate adjustments to the number and kind of securities subject to the Stock Option and the exercise price of the Stock Option, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve, but not increase, the benefits or potential benefits intended to be made available hereunder upon the occurrence of any of the foregoing events. The Board's determination as to what, if any, adjustments shall be made shall be final and binding.

        5.     Miscellaneous.

                (a)   Restriction on Transfer. The rights of the Director with respect to the Stock Option shall not be transferable by the Director, except (i) by will or the laws of descent and distribution, (ii) upon prior notice to the Company, for transfers to members of the Director's immediate family or trusts whose beneficiaries are members of the Director's immediate family, provided, however, that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor, (iii) upon prior notice to the Company, for transfers to a former spouse incident to a divorce or (iv) for such other transfers as the Board may approve, subject to any conditions and limitations that it may, in its sole discretion, impose.

                (b)   Stockholder Rights. This grant of the Stock Option does not entitle the Director to any rights of a holder of shares of Class B Common Stock, except upon the delivery of share certificates to the Director upon exercise of the Stock Option.

                (c)   No Right to Re-election. Nothing in this Certificate shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon the Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

                (d)   Exercise Periods Following Termination of Services. For the purposes of determining the dates on which the Stock Option may be exercised following a termination of services or the death or disability of the Director, the day following the date of such event shall be the first day of the exercise period and the Stock Option may be exercised up to and including the last business day falling within the exercise period.

        6.     Governing Law. This Certificate and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

VIACOM INC.
By:
	Name:	William A. Roskin
	Title:	Executive Vice President, Human Resources and Administration